Exhibit 8.1
Subsidiaries

As of December 31, 2009, we owned, directly or indirectly, the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

Name of entity	Our interest	Jurisdiction of incorporation
CNOOC China Limited	100%	Tianjin, PRC
CNOOC International Limited	100%	British Virgin Islands
China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore
CNOOC Finance (2002) Limited	100%	British Virgin Islands
CNOOC Finance (2003) Limited	100%	British Virgin Islands
Malacca Petroleum Limited	100%	Bermuda
OOGC America, Inc.	100%	Delaware, USA
OOGC Malacca Limited	100%	Bermuda
CNOOC Southeast Asia Limited	100%	Bermuda
CNOOC Africa Holding Ltd.	100%	British Virgin Islands
CNOOC Africa Ltd.	100%	British Virgin Islands
CNOOC Africa (UK) Limited	100%	London, U.K.
CNOOC ONWJ Ltd.	100%	Labuan, F.T., Malaysia
CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Blora Ltd.	100%	Labuan, F.T., Malaysia
CNOOC NWS Private Limited	100%	Singapore
CNOOC Australia E&P Pty Ltd	100%	Australia
CNOOC Wiriagar Holding Limited	100%	British Virgin Islands

CNOOC Muturi Holding Limited	100%	British Virgin Islands
CNOOC Muturi Limited	100%	The Isle of Man
CNOOC Canada Limited	100%	Canada
CNOOC Belgium BVBA	100%	Belgium
CNOOC Australia Limited	100%	British Virgin Islands
CNOOC Exploration & Production Nigeria Limited	100%	Nigeria
AERD Projects Nigeria Limited	92.11%	Nigeria
CNOOC Hong Kong Holding Limited	100%	Hong Kong
CNOOC Myanmar Holding Ltd.	100%	British Virgin Islands
CNOOC Myanmar Ltd.	100%	British Virgin Islands
CNOOC Middle East (Qatar) Limited	100%	British Virgin Islands
CNOOC Congo SA	100%	Republic of Congo
CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands
CNOOC Singapore Private Limited	100%	Singapore

CNOOC Australia Energy Pty Ltd	100%	Australia

CNOOC Batanghari Ltd.	100%	Malaysia

CNOOC Palung Aru Ltd.	100%	Malaysia

CNOOC FPSO Holding Limited	100%	Liberia

Tainan - Chaoshan Petroleum Operating Company Limited*	50%	British Virgin Islands

Husky Oil (Madura) Ltd.*	50%	British Virgin Islands
Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands
Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados
Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados
Sunrise Angola Petroleum Holding Limited*	50%	Cayman Islands
* We and our partners jointly control these entities.